Exhibit 99.1

Goodyear Announces New Directors and Strategic and Operational Review

Adds Three Mutually Agreed-Upon Independent Directors Supported by Elliott

Establishes New Board Committee to Oversee Strategic and Operational Review

AKRON, Ohio, July 25, 2023 – The Goodyear Tire & Rubber Company (NASDAQ: GT) (“Goodyear”) today announced enhancements to its Board of Directors in connection with a cooperation agreement with Elliott Investment Management L.P. (together with its affiliates, collectively “Elliott”).

Three highly experienced business leaders, mutually agreed-upon between Goodyear and Elliott, will join the Board effective immediately:

•	Joseph R. Hinrichs, President & CEO, CSX Corporation

•	Max H. Mitchell, President & CEO, Crane Company

•	Roger J. Wood, Former Co-CEO, Tenneco

With these appointments, the Goodyear Board is composed of 15 directors, 13 of whom are independent. Goodyear will nominate up to 12 directors to stand for election at its 2024 annual meeting, including the three new directors.

Further, as part of its agreement with Elliott, the Board is establishing a Strategic and Operational Review Committee to oversee and support the Board and management’s review of various strategic and operational alternatives to maximize sustainable shareholder-value creation and build upon a number of initiatives that Goodyear has been executing. The committee will be chaired by Goodyear Chairman, CEO and President Richard J. Kramer, and will include James A. Firestone, Thomas L. Williams, Max H. Mitchell and Roger J. Wood. The committee reviews will be supported by Goodyear’s financial advisors and a leading consulting firm.

“We are pleased that our constructive dialogue with Elliott has culminated in the appointment of three, high-quality, independent directors,” said Kramer. “Goodyear is committed to thoughtful and ongoing Board refreshment to ensure we have directors in place with relevant expertise and diverse perspectives to oversee our business today and into the future. We look forward to benefitting from the deep knowledge and experience Joe, Max and Roger bring to our Board as we continue to focus on creating sustained shareholder value.”

“We are pleased to have collaborated with Rich and the Board on the formation of the Strategic and Operational Review Committee and the addition of three new independent directors to Goodyear’s Board,” said Elliott Senior Portfolio Manager Marc Steinberg and Portfolio Manager Austin Camporin. “Goodyear is an iconic brand and business that is well positioned to benefit from industry tailwinds. We have been encouraged by Goodyear’s openness to taking actions necessary to realize its full potential, and we are confident that our agreement enhances governance at Goodyear and ensures that the company will remain focused on long-term shareholder-value creation.”

The cooperation agreement that Goodyear has entered into with Elliott contains customary standstill, voting, non-disparagement and other provisions. A complete copy of the cooperation agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

Evercore, Lazard and Goldman Sachs are serving as financial advisors to Goodyear, and Paul Weiss is serving as legal counsel.

New Director Biographies

About Joseph R. Hinrichs

Joseph R. Hinrichs is currently President & CEO of CSX Corporation (Nasdaq: CSX) (“CSX”), a leading supplier of rail-based freight transportation in North America.

Prior to joining CSX in 2022, Mr. Hinrichs served as President of Ford Motor Company’s (NYSE: F) (“Ford”) global automotive business, where he led its $160-billion automotive operations. As part of this role, he oversaw Ford’s global business units and the Ford and Lincoln brands, as well as leading all of Ford’s automotive skill teams across numerous verticals, including Product Development, Purchasing, Manufacturing, Labor Affairs, Marketing and Sales, Government Affairs, Information Technology, and Sustainability, Safety and Environmental Engineering. During his tenure at Ford, Mr. Hinrichs also served as EVP & President of Global Operations, EVP & President of the Americas, President of Asia Pacific and Africa, Chairman & CEO of Ford China, and President & CEO of Ford Motor Company, Canada Ltd.

Mr. Hinrichs brings more than 30 years of experience in the global automotive, manufacturing, and energy sectors to the Goodyear Board. He brings an unwavering commitment to operational excellence, extensive experience building global businesses through investment in people and culture, and a deep understanding of balancing safety and efficiency.

About Max H. Mitchell

Max H. Mitchell is currently President & CEO of Crane Company (NYSE: CR) (“Crane”), a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. Mr. Mitchell was appointed to his current position in 2014.

Mr. Mitchell has also held positions at Crane including Executive Vice President & Chief Operating Officer, President, Fluid Handling Group and Vice President of Operational Excellence for Crane NXT. He joined Crane in 2004. His prior experience also includes Senior Vice President of Global Operations at Pentair Tool Group from 2001 to 2004, as well as Vice President of Danaher Corporation (NYSE: DHR) from 1996 to 2001.

Mr. Mitchell’s expertise includes developing and driving corporate strategy and optimizing portfolio results, extensive knowledge of, and experience with, the global end markets, broad international and domestic M&A expertise and driving a performance-based culture.

Mr. Mitchell serves on the Board of Directors for Crane and Crane NXT (NYSE: CXT)

About Roger J. Wood

Roger J. Wood served as Co-CEO of Tenneco, Inc., one of the world’s leading designers, manufacturers and marketers of automotive products for original equipment and aftermarket customers, from 2018 to 2020.

Mr. Wood previously served as Chairman & CEO of Fallbrook Technologies, having joined in April 2018. He also served as President & Chief Executive Officer of Dana Holding Corporation (NYSE: DAN) (“Dana”), a leading global supplier of highly engineered driveline, sealing and thermal management technologies serving the light vehicle, commercial truck and off-highway equipment markets. He joined Dana after a 26-year career with BorgWarner Incorporated (NYSE: BWA), a global product leader in delivering innovative and sustainable mobility solutions, serving most recently as executive vice president and group president for the engine group.

Mr. Wood brings more than three decades of industry leadership and expertise in global operations, and also serves on the Board of Directors for PHINIA Incorporated (NYSE: PHIN) and Brunswick Corporation (NYSE: BC).

About Goodyear

Goodyear is one of the world’s largest tire companies. It employs about 74,000 people and manufactures its products in 57 facilities in 23 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to https://www.goodyear.com/.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include references to: statements and expectations regarding Goodyear’s strategic and operational review and Goodyear’s expectation that it will help ensure the company is well positioned for even greater success and value creation in the future; Goodyear’s commitment to ongoing Board refreshment and the expected benefits therefrom; Goodyear’s belief that its shareholders will benefit greatly from the experience of the newly appointed directors; Goodyear’s position to benefit from industry tailwinds and support profitable growth; and Goodyear’s continued efforts to maximize shareholder value. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; changes in tariffs, trade agreements or trade restrictions; our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; work stoppages, financial difficulties, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the Company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.